UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2017

KONARED CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55208	99-0366971
(State or other jurisdiction of incorporation)	(Commission	(IRS Employer Identification No.)
File Number)

1101 Via Callejon #200, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (808) 212-1553

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

 Item 1.01       Entry into a Material Definitive Agreement

On September 29, 2017, KonaRed Corporation (the "Company") amended agreements with VDF FutureCeuticals, Inc. ("VDF") as described herein.

On January 28, 2014, the Company entered into a series of agreement with VDF related to a settlement of claims (the "Settlement Agreement"). The agreements are described below.

●
The Senior Convertible Note. The Senior Convertible Note with VDF, dated January 28, 2014 (the "VDF Note") was a result of the Company entering into the Settlement Agreement with VDF at which time the VDF Note was issued to VDF. Under the VDF Note, the Company promised to pay VDF a principal amount equal to the sum of aggregate accrued and unpaid patent license fee payments plus accrued interest.

●
Warrant. On January 28, 2014, the Company issued VDF a warrant (the "Warrant") entitling VDF, from any time after the occurrence of a warrant exercise event until the fifteenth anniversary of the issuance of the warrant, to purchase from the Company, shares of the Company's common stock representing ten percent (10%) of the Company's fully diluted outstanding shares of common stock at a purchase price of $0.001 per share.

●
Investor Rights Agreement. On January 28, 2014, the Company entered into an investor rights agreement with VDF (the "Original Investor Rights Agreement"), whereby VDF has the right to designate that number of nominees to the Company's board of directors (the "Board") such that the total number of directors designated by VDF is in proportion to its percentage ownership of the outstanding voting power of the company.  From and after the date of the Original Investor Rights Agreement and until such time as: (i) the convertible note has terminated; (ii) the warrant has terminated or been exercised; and (iii) VDF's percentage interest is less than 1%, if VDF does not have a designee on the Board, VDF shall have the right to appoint one individual as a non-voting observer entitled to attend meetings of the Board.

●
Pledge and Security Agreement. In connection with the VDF Note and other agreements disclosed herein, on January 28, 2014, the Company entered into a pledge and security agreement with VDF (the "Pledge and Security Agreement") , whereby the Company pledged, collaterally assigned and granted to VDF, a security interest in all of the Company's right, title and interest, whether now owned or hereafter acquired, in and to the Company's property to secure the prompt and complete payment and performance of obligations existing under any of the agreements described herein.

First Amendment to VDF Note:

On September 29, 2017, the Company and VDF amended the VDF Note by entering into Amendment No. 1 to Senior Convertible Note (the "First Amendment to VDF Note"). The First Amendment to VDF Note amended the following the Principal of the VDF Note to equal $916,457 and the Conversion Price of the VDF Note to $0.07. The VDF Note shall be cancelled upon delivery to the Holder of 13,092,242 shares on the Company's common stock and the Pledge and Security Agreement shall be terminated upon the cancellation of the VDF Note. The VDF Note and the First Amendment to VDF Note shall collectively be referred to as the "Senior Note".

Amended and Restarted Investor Rights Agreement:

On September 29, 2017, the Company and VDF amended the Original Investor Rights Agreement by entering into an Amended and Restated Investor Rights Agreement (the "Amended Investor Rights Agreement"). The Amended Investor Rights Agreement amended the Original Investor Rights Agreement by removing VDF's right to designate the number of nominees to the Board, removing VDF's right to appoint one individual Board Observer, and by removing certain covenants of the Company.

Sale Restriction Agreement:

On September 29, 2017, the Company and VDF entered into a Sale Restriction Agreement (the "Sale Restriction Agreement") whereby the parties have agreed to certain restrictions on VDF's ability to publicly sell though market transactions the shares of Company common stock, par value $0.001 per share ("Common Stock"), that were acquired by VDF upon completion of the Share Conversion (as defined in the Senior Note) of the Senior Note or that may be acquired by VDF upon the exercise of the Warrant (collectively, the "Covered Shares"). Under the Sale Restriction Agreement, VDF will be permitted to publicly sell through transactions on a stock exchange or over-the-counter market upon which the Common Stock is traded up to 1,050,000 of the Covered Shares (the "Quarterly Sales Limit") in each three-month period, without the prior written consent of the Company with the first three-month period commencing on the first day of September 2017 (the "Restriction Period Commencement Date"), provided, however, if VDF does not sell at least 4 million of the Covered Shares during the twelve-month period commencing on the Restriction Period Commencement Date (the "Initial Restriction Period") then the Quarterly Sales Limit shall terminate as of the end of the Initial Restriction Period and no longer be in force or effect. If VDF sells at least 4 million of the Covered Shares during the Initial Restriction Period, then the Quarterly Sales Limit shall continue in force and effect for a subsequent twelve-month period commencing at the end of the Initial Restriction Period (the "Second Restriction Period"). If, during the Second Restriction Period, VDF does not sell at least 4 million of the Covered Shares, not including any Covered Shares sold during the Initial Restriction Period, then the Quarterly Sales Limit shall terminate and no longer be in force or effect as of the end of the Second Restriction Period. If, during the Second Restriction Period, the Shareholder sells at least 4 million of the Covered Shares, not including any Covered Shares sold during the Initial Restriction Period, then the Quarterly Sales Limit shall continue in force and effect for a subsequent twelve-month period commencing at the end of the Second Restriction Period (the "Final Restriction Period"). If not terminated earlier as set forth above, the Quarterly Sales Limit shall terminate at the end of the Final Restriction Period. VDF acknowledges that the Company is not providing any guarantee to the Shareholder that the Shareholder will be able to sell the Covered Shares.  The Company is listed on the OTCQB as of the date of this Agreement and, at its own discretion, the Company may elect to delist from the OTCQB or move to another qualified exchange.

Additionally, the Sale Restriction Agreement terminated VDF's right to demand registration of the Covered Shares pursuant to the Registration Rights Agreement between the parties, dated January 28, 2014, at any time when the Quarterly Sales Limit is in effect. The Sale Restriction Agreement shall continue in full force and effect until the earlier of (i) termination of the Quarterly Sales Limit and (ii) the occurrence of a change of control.

The foregoing description of the First Amendment to VDF Note, Amended Investor Rights Agreement, and the Sale Restriction Agreement is qualified in its entirety by reference to the full text of each agreement, a copy of each agreement is filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02       Unregistered Sales of Equity Securities

On October 4, 2017, the Company issued to VDF, holder of the Senior Note, 13,092,242 shares of the Company's Common Stock (the "Conversion Shares") in connection with the conversion for VDF pursuant to the term of the Senior Note, described in this Current Report in Item 1.01. VDF converted $916,457 of principal amount of the Senior Note at a conversion price of $0.07.

The Senior Notes were originally issued in a private placement in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Senior Note was issued upon conversion of the Senior Note were issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act, as the Conversion Shares were exchanged or issued by the Company in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange or issuances.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2017, Shaun Roberts relinquished his role as the Company's Chief Executive Officer to concentrate on his role as Chairman of the Company's Board of Directors (the "Board"). The Board then appointment Kyle Redfield, the Company's President, as the Company's Chief Executive Officer, effective September 30, 2017.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Amendment No. 1 to Senior Convertible Note between KonaRed Corporation and VDF FutureCeuticals, Inc., dated September 29, 2017.

10.2	Amended and Restated Investor Rights Agreement between KonaRed Corporation and VDF FutureCeuticals, Inc., dated September 29, 2017.

10.3	The Sale Restriction Agreement between KonaRed Corporation and VDF FutureCeuticals, Inc., dated September 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2017	KONARED CORPORATION

	By:	/s/ Kyle Redfield
	Name:	Kyle Redfield
	Title:	Chief Executive Officer